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                                                                    Exhibit 99.2


                               PENTON MEDIA, INC.


                        Consent of Prospective Director


     Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Securities Act"), the undersigned hereby consents to being named as about to become a director of Penton Media, Inc. (the "Registrant") in the Registration Statement on Form S-1 of the Registrant relating to the Registrant's common stock to be filed with the Securities and Exchange Commission pursuant to the Securities Act.




June 10, 1998                           /s/ John J. Meehan
                                        ----------------------------------------
                                        John J. Meehan